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                                   EXHIBIT 15
         LETTER IN LIEU OF CONSENT REGARDING REVIEW REPORT OF UNAUDITED
                          INTERIM FINANCIAL INFORMATION

         P. H. Glatfelter Company:

         We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited condensed consolidated financial statements of P. H. Glatfelter Company and subsidiaries for the three months and six months ended June 30, 2001 and 2000, as indicated in our report dated July 18, 2001, except for Note 8 as to which the date is August 9, 2001; because we did not perform an audit, we expressed no opinion on that information.

         We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, is incorporated by reference in Registration Statement Nos. 33-25884, 33-37198, 33-49660, 33-53338, 33-54409, 33-62331, 333-12089, 333-26587,
         333-34797, 333-53977 and 333-66991 on Forms S-8.

         We are also aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

         Deloitte & Touche LLP

         Philadelphia, Pennsylvania
         August 9, 2001

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